EXHIBIT 10.1

                                 LEASE AGREEMENT

                  THIS LEASE AGREEMENT ("Agreement") entered into by and between BANKBOSTON, S.A., Institucion de Banca Multiple ("BankBoston") represented by Tijuana Mexico Investment I, L.L.C., represented herein by its Managing Director, Gary E. Anderson (hereinafter referred to as the "Landlord") and by Wilson Greatbatch Technologies, Inc. ("Tenant") represented herein by its Executive Vice President and Chief Operating Officer, Mr. Jose E. Almeida (hereinafter referred to as the "Tenant"), in accordance with the following Recitals and Clauses:

                                    RECITALS

I. The Landlord hereby states that:

         (A) It is a real estate investment trust duly formed and existing pursuant to the laws of Maryland, United States of America, and it has established a Trust in Mexico to hold its interest in real estate located within Mexico.

         (B) It is the owner of the Property and Premises hereafter described (the "Premises")

                     Tijuana Industrial Center Building #10

and shall include, without limitation, all improvements constructed or to be constructed thereon, together with all of Landlord's rights, interests and appurtenances thereto belonging in any way incident or appertaining to the Premises.

         (C) Landlord desires to lease the Premises to the Tenant under the terms and conditions hereinafter set forth.

II. The Tenant hereby states that:

         (A) It is a corporation duly incorporated and existing pursuant to the laws of Delaware, United States of America, and it is currently forming a company in Mexico, and once formed, it shall assign the Lease to such newly formed company in Mexico, which such formation and/or assignment shall occur no later than June 1, 2004.

         (B) Tenant wishes to lease the Premises under the terms and provisions of this Agreement.

III. Both parties declare that in the execution hereof there has been no error, violence, bad faith, nor duress amongst them and that their respective representatives have sufficient authority to execute this Agreement, same authority which has not been revoked, diminished or limited in any way.

HAVING STATED THE ABOVE, THE PARTIES AGREE ON THE FOLLOWING:

                                          CLAUSES

PREMISES:                           The portion of the Building, containing
                                    approximately 64,000 SF in Phase I and
                                    40,000 SF in Phase II for a total of 104,000
                                    SF rentable square feet, as determined by Landlord, as shown on Exhibit A.

PROJECT:                            Tijuana Industrial Center #10

BUILDING:                           Tijuana Industrial Center #10

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

TENANT'S PROPORTIONATE                                                 TENANT'S PROPORTIONATE
SHARE OF PROJECT:                   Phase I:  44.44%                   SHARE OF BUILDING:        Phase I:  44.44%
                                    Phase II: 72.22%                                             Phase II: 72.22%

LEASE TERM:                         Beginning on the Commencement Date and ending on the last day of the 120th full calendar month thereafter.

COMMENCEMENT DATE:                  PHASE I:   Upon Substantial Completion of the Initial Improvements for Phase I as set
                                    forth in Addendum 2, which is anticipated to occur on or about November 26, 2004.

                                    PHASE II:  The date which is 12 full calendar months following the date of Substantial Completion of the Initial Improvements for Phase I as set
                                    forth in Addendum 2.

INITIAL MONTHLY BASE RENT (IN ADDITION TO VALUE ADDED TAX):               See Addendum 1

INITIAL ESTIMATED MONTHLY

OPERATING EXPENSE PAYMENTS:         1.  Utilities:                             $N/A
(estimates only and subject
to adjustment to actual costs       2.  Common Area Charges:                   $1,813.33
and expenses according to the
provisions of this Lease)           3.  Insurance:                             $   373.33
(net of value added tax)
                                    4.  Property Taxes:                        $   320.00

                                    5. Others: $N/A

TOTAL INITIAL ESTIMATED MONTHLY OPERATING

EXPENSE PAYMENTS (IN ADDITION TO VALUE ADDED TAX):                                                      $  2,506.67

INITIAL MONTHLY BASE RENT AND

OPERATING EXPENSE PAYMENTS (IN ADDITION TO VALUE ADDED TAX):                                             $30,666.67

SECURITY DEPOSIT:                   PHASE I:         $30,666.67

                                    PHASE II:        $19,700.00

BROKER:                             Jean Paul de Kervor / Maquila Properties


ADDENDA:                             Addendum One (Base Rent); Addendum Two (Construction); Addendum Three
                                    (HVAC Maintenance Contract); Addendum Four (Sign Specifications);
                                    Addendum Five (Move Out Conditions); Addendum Six (Two Renewal Options
                                    at Market); Addendum Seven (Right of First Offer); Addendum Eight
                                    (Storage and Use of Permitted Hazardous Materials); and Lease Guaranty

EXHIBITS:                           Exhibit A (Site Plan); Exhibit B (Offered Space);  Exhibit C (Initial
                                    Improvements Construction  Schedule)


         1. GRANTING CLAUSE. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, subject to the terms, covenants and conditions of this Lease.

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

         2. ACCEPTANCE OF PREMISES. Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as provided in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Paragraph 10 and any punchlist items agreed to in writing by Landlord and Tenant. Landlord represents and warrants, to its knowledge, that as of the Commencement Date, Landlord has full power, right and authority to execute and perform this Lease and all corporate action necessary to do so has been duly taken and that the Premises are zoned Light Industrial. See Addendum #2.

         3. USE. The Premises shall be used only for the purposes of receiving, storing, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant, for manufacturing and assembly, and for such other lawful purposes as may be incidental thereto. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant's use or occupation of the Premises. Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease.

         4. BASE RENT. Tenant shall pay Base Rent in the amount set forth above, plus the corresponding value added tax that may be due pursuant to Mexican or other applicable law. The first month's Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, (unless as otherwise required to be deducted by order or directive of applicable Legal Requirements), monthly installments of Base Rent and estimated Operating Expenses on the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent and estimated Operating Expenses for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable by check or bank wire transfer at such address as Landlord and Tenant mutually may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than 5 days, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum. The provisions for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty. All payments required to be made by Tenant to Landlord hereunder shall carry the corresponding value added tax, as applicable, which shall be Tenant's obligation.

                  The Base Rent and any other amounts payable by Tenant to Landlord hereunder may be paid in Dollars, currency of the United States of America or its equivalent in Mexican currency, on the date payment is received by Landlord, at the exchange rate to meet obligations denominated in foreign currency payable in the Mexican Republic, published by the Banco de Mexico in the Official Gazette of the Federation on the date of payment. Should the amounts received by Landlord in Mexican currency be less than the required United States of America equivalency on the date of receipt, Tenant will, upon demand, pay the difference to Landlord. See Addendum #1.

         5. SECURITY DEPOSIT. The Security Deposit shall be held by Landlord, without interest, as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (as hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be returned to Tenant when Tenant's obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord's obligations under this Paragraph 5, provided that the Security Deposit has been transferred to such person or entity.

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         6. OPERATING EXPENSE PAYMENTS. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (as hereinafter defined) of Operating Expenses for the Project, plus the corresponding value added tax that may be due pursuant to Mexican or other applicable law. Payments thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (as hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, roofs (including the roof membrane), alleys, and driveways, mowing, landscaping, snow removal, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; market-rate property management fees payable to a property manager, including any affiliate of Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building, provided that the cost of additions or alterations that are required to be capitalized for income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for income tax purposes or 10 years. Operating Expenses do not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, or the costs of renovating space for tenants.

                  Tenant shall not be obligated to pay for Controllable Operating Expenses in any year to the extent they have increased by more than fifty percent (50%) per annum. For purposes of this Paragraph, Controllable Operating Expenses shall mean all Operating Expenses as set forth in Paragraph 6 of the Lease, except for Taxes, insurance premiums and utility costs. Controllable Operating Expenses shall be determined on an aggregate basis and not on an individual basis, and the cap on Controllable Operating Expenses shall be determined on Operating Expenses as they have been adjusted for vacancy or usage pursuant to the terms of the Lease.

                  If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant's next payments. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

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         7. UTILITIES. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider together with any Taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Landlord may cause at Tenant's expense any utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent.

         8. TAXES. Landlord shall pay all real estate taxes, assessments and governmental charges (collectively referred to as "Taxes") that specifically accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any real estate Taxes or liens thereof. If Landlord fails to contest the real estate taxes, Tenant shall have the right to request Landlord to contest such taxes, and Landlord shall so contest, at Tenant's sole cost and expense (including, without limitation, Landlord's reasonable attorneys' fees and reasonable fees payable to tax consultants and attorneys for consultation and contesting taxes), if, in Landlord's reasonable judgment, such contest is warranted; provided, however, Tenant's request of such contesting of Taxes shall be limited to one request in a calendar year. Landlord shall cooperate in the institution and prosecution of any such proceedings of contesting taxes and will execute any documents reasonably required therefor. All reductions, refunds, or rebates of Taxes paid or payable by Tenant shall belong to Tenant whether as a consequence of a Tenant proceeding or otherwise. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any value added, franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in full or in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any real estate Taxes payable hereunder. If any such Taxes are levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

         9. INSURANCE. Landlord shall maintain all risk property insurance covering the full replacement cost of the Building. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant. Landlord covenants to obtain and maintain property and liability insurance on the Project in forms and amounts customary for properties substantially similar to the Project, subject to customary deductibles. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer's cost calculations).

                  Tenant, at its expense, shall maintain during the Lease Term: all risk property insurance included in the so-called "Extended Coverage" rider in Mexico covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; and commercial liability insurance, with a minimum limit of US$1,000,000 per occurrence and a minimum umbrella limit of US$1,000,000, for a total minimum combined general liability and umbrella limit of US$2,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises. Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days prior written notice shall have been given to Landlord, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

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                  The all risk property insurance obtained by Landlord and
Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.

                  Tenant and its subtenants, assignees, invitees, employees, contractors and agents shall not be liable for, and Landlord hereby waives all claims against Tenant and its subtenants, assignees, invitees, employees, contractors and agents for damage to property sustained by Landlord or any person claiming through Landlord resulting from any insurable accident or occurrence in or upon the Premises or in or about the Project from any cause whatsoever, including, without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Tenant or its subtenants, assignees, invitees, employees, contractors or agents; provided, however, such waiver shall only apply to claims in excess of the commercially reasonable deductible under Landlord's insurance policy.

         10. LANDLORD'S REPAIRS. Landlord shall keep in good repair and shall maintain and repair, at its expense, the structural soundness of the roof, foundation, and exterior walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents, contractors and customers excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

         11. TENANT'S REPAIRS. Landlord, at Tenant's expense as provided in Paragraph 6, shall maintain in good repair and condition the parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises. Subject to Landlord's obligation in Paragraph 10 and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems. Such heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by Tenant or, at Landlord's election, by Landlord. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. At Landlord's request, Tenant shall enter into a joint maintenance agreement with any railroad that services the Premises. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within 10 days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises. See Addendum #3.

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         12. TENANT-MADE ALTERATIONS AND TRADE FIXTURES. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall be subject to Landlord's prior written consent, which consent may include conditions. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations at Tenant's expense. Tenant shall reimburse Landlord for its third party, out-of-pocket costs in reviewing plans and specifications and in monitoring construction up to a maximum amount of $500 per occurrence. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable Legal Requirements and all laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant-Made Alterations. Tenant shall repair any damage caused by such removal.

                  Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business, provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.

         13. SIGNS. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the Building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's prior written approval and conform in all respects to Landlord's requirements and to Legal Requirements. See Addendum #4.

         14. PARKING. Tenant shall be entitled to park in common with other tenants of the Project in those areas designated for nonreserved parking. Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

         15. RESTORATION. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 60 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 6 months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord's notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 6 months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

         16. CONDEMNATION. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with Tenant's use of the Premises or in Landlord's judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant.

         17. ASSIGNMENT AND SUBLETTING. Without Landlord's prior written consent, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment or sublease. Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease.

                  Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease. In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder 50% of all such excess rental and other excess consideration within 10 days following receipt thereof by Tenant.

                  If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in deposit for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

         18. INDEMNIFICATION. Except for the negligence of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord's agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorney's fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises by Tenant, its subtenants, assignees, invitees, employees, contractors and agents, or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 18.

         19. INSPECTION AND ACCESS. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time upon reasonable prior notice (except in the case of an emergency) to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Upon Tenant's request, Landlord shall provide Tenant with the contractor's name(s) performing such repairs. Landlord and Landlord's representatives may enter the Premises during business hours upon reasonable prior notice for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to rent or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of the Premises or Tenant's quiet enjoyment rights as set forth below. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

         20. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

         21. SURRENDER. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises. See Addendum #5.

         22. HOLDING OVER. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall, in addition to all other payments required hereunder, pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

         23. EVENTS OF DEFAULT. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

                  (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days from the date such payment was due.

                  (ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

                  (iii) Any insurance required to be maintained by Tenant pursuant to this Lease is not obtained or shall be canceled or terminated or shall expire, except, in each case, as permitted in this Lease.

                  (iv) Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease. Notwithstanding the foregoing, Tenant's vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) insure that Tenant's insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (b) insure that the Premises are secured and not subject to vandalism, and (c) insure that the Premises will be properly maintained after such vacation. Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises.

                  (v) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

                  (vi) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default.

         24. LANDLORD'S REMEDIES. Upon the occurrence of an Event of Default Landlord shall have all of the remedies against Tenant permitted by law including, without limitation, the right to (i) terminate this Lease and recover possession of the Property or (ii) seek specific performance of this Lease. In either event, Landlord shall also be entitled to recover from Tenant, as liquidated damages, the balance of the Base Rent and all other amounts accrued or to accrue hereunder for the remainder of the unexpired portion of the Term discounted to present value at the rate of eight percent (8%) per annum, all of which amount shall be due and payable upon demand.

         25. TENANT'S REMEDIES/LIMITATION OF LIABILITY. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. Landlord's interest in the Project shall be deemed to include: (i) the rents or other income from the Project received by Landlord after Tenant obtains a final judgment against Landlord, (ii) the net proceeds received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Project after Tenant obtains a final judgment against Landlord, (iii) the net proceeds received by Landlord from any condemnation or conveyance in lieu of condemnation of all or any portion of the Project after Tenant obtains a final judgment against Landlord, and (iv) the net proceeds of insurance received by Landlord from any casualty loss of all or any portion of the Project after Tenant obtains a final judgment against Landlord.

         26. TRANSLATION. This Agreement, in its original form, is prepared in both Spanish and English. Landlord shall arrange for such Spanish translation and shall provide a copy of said translation to Tenant. In the event of any conflict in the translation between the Spanish version and the English version of the Lease, the English version of the Lease shall control.

         27. ESTOPPEL CERTIFICATES. Tenant agrees, from time to time, within 10 days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate.

         28. ENVIRONMENTAL REQUIREMENTS. Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes and except for Hazardous Materials as permitted pursuant to the provisions of Addendum 8 attached hereto, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. The term "Environmental Requirements" means all applicable present and future statutes, laws, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the General Law of Ecological Balance and Environmental Protection, Regulations of the General Law of Ecological Balance and Environmental Protection Regarding Environmental Impact, Prevention and Control of Air Pollution and of Hazardous Waste, Official Mexican Standards, International Treaties and the Guidelines issued by the National Institute of Ecology of Mexico and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

                  Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 28, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord, directly or indirectly, as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 28 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 28 shall survive any termination of this Lease.

                  Landlord shall have access to, and a right to perform inspections and tests of the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 28, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

                  Landlord represents and warrants that except for information contained in the Phase I Environmental Assessment Report dated March 5, 2002, and the Phase II Environmental Assessment Report dated March 5, 2002, both of which were prepared by AMEC Earth & Environmental, Inc., Landlord, to Landlord's knowledge without further inquiry, is unaware of any environmental conditions affecting the Premises in violation of Environmental Requirements.

                  Notwithstanding anything to the contrary in this Paragraph 28, Tenant shall have no liability of any kind to Landlord as to Hazardous Materials on the Premises caused or permitted by (i) Landlord, its agents, employees, contractors or invitees; or (ii) any other tenants in the Project or their agents, employees, contractors, subtenants, assignees or invitees; or (iii) any other person or entity located outside of the Premises or the Project.

         29. RULES AND REGULATIONS. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

         30. SECURITY SERVICE. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

         31. FORCE MAJEURE. Neither Landlord nor Tenant shall be held responsible for delays in the performance of their obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord or Tenant ("Force Majeure"); provided, however, lack of payment or financial problems shall not be considered as an event of Force Majeure.

         32. ENTIRE AGREEMENT. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

         33. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         34. BROKERS. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

         35. LIMITATION OF LIABILITY OF TRUSTEES, SHAREHOLDERS AND OFFICERS OF
LANDLORD: Any obligation or liability whatsoever of Landlord, of any of its parents, subsidiaries or affiliates (collectively "Landlord"), which may arise at any time under this Lease or any obligation or liability which may be insured by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise, and any liabilities shall be limited solely to Landlord's interest in the Property, and no recourse shall be had to any other property or assets of Landlord.

                  LIMITATION OF LIABILITY OF SHAREHOLDERS AND OFFICERS OF
TENANT: Any obligation or liability whatsoever of Tenant, of any of its parents, subsidiaries or affiliates (collectively "Tenant"), which may arise at any time under this Lease or any obligation or liability which may be insured by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

         36. MISCELLANEOUS. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

         (b) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

         (c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below, and with a copy sent to Landlord at 14100 EAST 35TH PLACE, AURORA, COLORADO 80011. Either party may by notice given as aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

         (d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

         (e) At Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

         (f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

         (g) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         (h) Any amount not paid by Tenant within 10 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 12 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken , reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

         (i) Construction, interpretation and enforcement of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws and the parties submit to the jurisdiction of the competent courts of the corresponding state, waiving hereby the jurisdiction of any other court to which they may be subject by virtue of their present or future domiciles or otherwise.

         (j) Time is of the essence as to the performance of Tenant's obligations under this Lease.

         (k) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

         37. WAIVER OF RIGHT OF FIRST OFFER/RIGHT OF FIRST REFUSAL. Tenant hereby expressly waives any right of first offer or right of first refusal that it may have to purchase the Premises and/or the Building if Landlord sells the Premises and/or the Building and/or the land over other possible tenants and buyer of the Premises. Further, except as otherwise expressly set forth in this Lease, Tenant hereby waives any right of first offer or right of first refusal that it may have to lease the Premises and/or the Building over other possible tenants for the Premises.

         38. WAIVER OF RIGHT TO EXTEND. Tenant hereby expressly waives any right to extend the Lease, except as otherwise expressly set forth in this Lease. See Addendum #6.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:                                         LANDLORD:

WILSON GREATBATCH TECHNOLOGIES, INC.            TIJUANA MEXICO INVESTMENT I LLC


/s/ Jose E. Almeida                             /s/ Gary E. Anderson
---------------------------------------------   -------------------------------
By:  Mr. Jose E. Almeida                        By:  Mr. Gary E. Anderson
Title:  Executive Vice President and COO        Title:  Senior Vice President

Address:                                        Address:

9645 Wehrle Drive                               2310 LBJ Freeway
Clarence, New York  14031                       Dallas, Texas  75234

                      RULES AND REGULATIONS OF THE PROJECT

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of the Premises, or on the roof of the Project.

3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

                                                      GUARANTY

         The undersigned, Wilson Greatbatch Technologies, Inc. ("Guarantor"), being the owner and holder of a majority of the issued and outstanding capital stock of the Tenant, hereafter named, in consideration of the leasing of the leased premises described in that certain Lease (the "Lease"), dated April 22, 2004, between Tijuana Mexico Investment I LLC, as Landlord (the "Landlord"), and Wilson Greatbatch Technologies, Inc., as Tenant (the "Tenant"), does hereby covenant and agree as follows:

     A. Guarantor does hereby guarantee the full, faithful and timely payment and performance by Tenant of all of the payments, covenants and other obligations of Tenant under or pursuant to the Lease. If Tenant shall default at any time in the payment of any rent or any other sums, costs or charges whatsoever including, without limitation, late charges, additional rent (however termed or defined), court costs and attorneys' fees, or in the performance of all warranties, representations and any of the other covenants and obligations of Tenant, under or pursuant to the Lease, then Guarantor, at its expense, shall on demand of Landlord fully and promptly, and well and truly, pay all rent, sums, costs and charges to be paid by Tenant, and perform all the other covenants and obligations to be performed by Tenant, under or pursuant to the Lease, and in addition shall on Landlord's demand pay to Landlord any and all sums due to Landlord, including, without limitation, all interest on past due obligations of Tenant, costs advanced by Landlord, and damages and all expenses (including attorneys' fees and litigation costs), that may arise in consequence of Tenant's default. Guarantor hereby waives (a) notice of acceptance hereof (which acceptance is conclusively presumed by delivery to Landlord); (b) grace, demand, presentment and protest with respect to the obligations and liabilities guaranteed hereunder or to any instrument, agreement or document evidencing or creating same; (c) notice of grace, demand, presentment and protest; (d) notice of non-payment or other defaults, of intention to accelerate and of acceleration of the obligations and liabilities guaranteed hereunder;
          (e) notice of and/or any right to consent or object to the assignment of any interest in the Lease or the obligations and liabilities guaranteed hereunder; (f) the renewal, extension, amendment and/or modification of any of the terms and provisions of the Lease; (g) filing of suit and diligence by Landlord in collection or enforcement of the obligations and liabilities guaranteed hereunder; and (h) any other notice regarding the obligations and liabilities guaranteed hereunder.

     B. The obligations of Guarantor hereunder are independent of the obligations of Tenant. A separate action or actions may, at Landlord's option, be brought and prosecuted against Guarantor, whether or not any action is first or subsequently brought against Tenant or any other guarantor, or whether or not Tenant or any other guarantor is joined in, or made a party to, any such action, and Guarantor may, at Landlord's option, be joined in any action or proceeding commenced by Landlord against Tenant or any other guarantor arising out of, in connection with or based upon the Lease. Guarantor waives any right or claim to require Landlord to proceed against Tenant or any other guarantor or pursue any other remedy in Landlord's power whatsoever, whether arising from any documents executed by Tenant, any common law, applicable statute or otherwise, any right to complain of delay in the enforcement of or refusal to enforce Landlord's rights under the Lease, any demand by Landlord and/or prior action by Landlord of any nature whatsoever against Tenant, or otherwise. Guarantor further agrees not to assert any defense (other than payment) available to Tenant against Landlord with regard to the obligations and liabilities guaranteed hereunder, any defense based upon an election of remedies of any type, any defense based on any duty of Landlord to disclose information of any type to the undersigned regarding Tenant or the obligations and liabilities guaranteed hereunder. Guarantor waives any defense or right arising by reason of any disability or lack of authority or power of Tenant and shall remain liable hereunder if Tenant or any other party shall not be liable under the Lease for such reason.

     C. The undersigned agrees that Landlord may at any time, and from time to time, at Landlord's discretion and with or without notice or consideration to or consent from any party: (a) release any party liable on the Lease, including without limitation, Tenant and any other guarantor; and (b) extend, renew, rearrange, modify or amend any of the terms and provisions of the Lease. Any of such actions may be taken without impairing or diminishing the obligations and liabilities of Guarantor hereunder. This Guaranty shall remain and continue in full force and effect and shall not be discharged in whole or in part notwithstanding (whether prior or subsequent to the execution hereof) any alteration, renewal, extension, modification, amendment or assignment of, or subletting, concession, franchising, licensing or permitting under, the Lease. Guarantor hereby waives notices of any of the foregoing, and agrees that the liability of the undersigned hereunder shall be based upon the obligations of Tenant set forth in the Lease as the same may be altered, renewed, extended, modified, amended or assigned. For the purpose of this Guaranty and the obligations and liabilities of the undersigned hereunder, "Tenant" shall be deemed to include any and all concessionaires, licensees, franchisees, department operators, assignees, subtenants, permittees or others directly or indirectly operating or conducting a business in or from the leased premises, as fully as if any of the same were the named Tenant under the Lease.

     D. The liability of Guarantor shall not be impaired, reduced or in any way affected by: (a) Landlord's failure, refusal, or neglect to collect or enforce the obligations and liabilities guaranteed hereunder, by way of, without limitation, any indulgence, forbearance, compromise, settlement or waiver of performance which may be extended to Tenant by Landlord or agreed upon by Landlord and Tenant; (b) any termination of the Lease to the extent that Tenant thereafter continues to be liable; (c) any sublease of the space covered by the Lease or any assignment of the Lease by any means or to any entity or person whatsoever regardless of whether Tenant thereafter continues to be liable; (d) loss or subordination of any other guaranty, if any, or by the existence of any indebtedness of Tenant to Landlord other than the indebtedness guaranteed hereby; (e) the taking of any security or any other guaranty for the obligations and liabilities guaranteed hereby in addition to the guaranty presently existing; (f) the misapplication of collateral at any time given as security for Tenant's obligations (including other guaranties).

     E. The obligations of Guarantor hereunder shall not be reduced, impaired or in any way affected by: (a) receivership, insolvency, bankruptcy or other proceedings, whether in or outside of Mexico, affecting the Tenant or any of the Tenant's assets; (b) receivership, insolvency, bankruptcy or other proceedings affecting the undersigned or any of the undersigned's assets; or (c) the release or discharge of Tenant from the Lease or any other indebtedness of the Tenant to Landlord or from the performance of any obligation contained in the Lease or other instrument issued in connection with, evidencing or securing any indebtedness guaranteed by this instrument, whether occurring by reason of law or any other cause, whether similar or dissimilar to the foregoing. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the indebtedness guaranteed hereby is rescinded or must otherwise be returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant or otherwise.

     F. Guarantor hereby fully subordinates the payment of all indebtedness owing to the undersigned by Tenant (including principal and interest) to the prior payment of all indebtedness of Tenant to Landlord (including, without limitation, interest accruing on any such indebtedness after any insolvency or reorganization proceeding as to Tenant) and agrees not to accept any payment on the same until payment in full of the obligations and liabilities guaranteed hereunder, and not to attempt to set off or reduce any obligations hereunder because of such indebtedness. Until all of the obligations and liabilities guaranteed hereunder shall have been paid or performed in full, Guarantor shall have no right of subrogation or any other right to enforce any remedy which Landlord now has or may hereafter have against Tenant.

     G. All payments to be made and obligations to be performed hereunder shall be payable or performable at the offices of Landlord in The United States of America. If it becomes necessary for Landlord to enforce this Guaranty by legal action, the undersigned hereby waives the right to be sued in the Country of Mexico or any political subdivision thereof, and also waives the right to be sued in the county or state of Guarantor's residence and agrees to submit to the jurisdiction and venue of the appropriate federal, state or other governmental court in such county and state within the United States of America where Landlord maintains an office. Guarantor unconditionally agrees to pay Landlord's collection expenses (including, without limitation, court costs and reasonable attorneys' fees) if enforcement hereof is placed in the hands of an attorney, including, but expressly not limited to, enforcement by suit or through probate, bankruptcy or any judicial proceedings.

     H. If Guarantor is or becomes liable for any indebtedness of Tenant to Landlord other than the obligations and liabilities guaranteed hereunder by any means other than under this Guaranty, such liability shall not be impaired, reduced or affected in any manner hereby but shall have all and the same force and effect it would have had if this Guaranty had not existed, and Guarantor's liability hereunder shall not be impaired, reduced or affected in any manner thereby.

     I. All rights of Landlord hereunder or otherwise arising under any documents executed in connection with the obligations and liabilities guaranteed hereunder are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of Landlord and without affecting or impairing the liability of the undersigned.

     J. Notwithstanding any other provisions herein contained, no provision of this Guaranty shall require or permit the collection from the undersigned of interest in excess of the maximum rate or amount that such guarantor may be required or permitted to pay to Landlord pursuant to applicable law and as to which such guarantor could successfully assert the claim or defense of usury.

     K. This Guaranty is intended for and shall inure to the benefit of Landlord and each and every person who shall from time to time be or become the legal or equitable owner or holder of all or any part of the Lease and/or the obligations and liabilities guaranteed hereunder, and each and every reference herein to "Landlord" shall include and refer to each and every successor or assignee of Landlord at any time holding or owning any part of or interest in any part of the Lease and/or the obligations and liabilities guaranteed hereunder. This Guaranty shall be assignable or transferable with the same force and effect, and to the same extent, that the Lease and/or the obligations and liabilities guaranteed hereunder are assignable or transferable, it being understood and stipulated that upon assignment or transfer by Landlord of the Lease and/or any of the obligations and liabilities guaranteed hereunder, the legal holder or owner thereof (or a part thereof or interest therein thus transferred or assigned) shall (except as otherwise stipulated by Landlord in its assignment) have and may exercise all of the rights granted to Landlord under this Guaranty to the extent of that part of or interest in the obligations and liabilities guaranteed hereunder thus assigned or transferred.

     L. Any notice or demand to Guarantor in connection herewith may be given and shall conclusively be deemed to have been given and received upon deposit thereof in writing, in the U.S. Mails, duly stamped and addressed to the undersigned at the address shown below. Guarantor shall have the right to designate from time to time another address for purposes of this instrument by written notice to Landlord sent by United States mail, certified mail, return receipt requested. Actual notice or demand, however given or received, shall always be effective. The provisions of this Paragraph L shall not be construed to affect or impair any waiver of notice or demand herein provided or to require giving of notice or demand to or upon the undersigned in any situation or for any reason.

     M. Landlord may apply any payments received from any source against that portion of the obligations and liabilities guaranteed hereunder in such priority and fashion as Landlord may deem appropriate.

     N. The payment by Guarantor of any amount pursuant to this Guaranty shall not, without Landlord's consent, entitle the undersigned (whether by way of subrogation or otherwise) to a right of possession of, or to any other right, title or interest in, the premises covered by the Lease.

     O. If this Guaranty is signed by more than one party, their obligations shall be joint and several, and the release of one of such guarantors shall not release any other of such guarantors.

     P. Neuter terms should also refer, where applicable, to the feminine gender and the masculine gender; the singular reference shall also include the plural of any word if the context so requires.

     Q. This Guaranty shall be applicable to and binding upon the heirs, executors, administrators, representatives, successors and assigns of Guarantor.

     R. In the event that Landlord should institute any suit against Guarantor for violation of or to enforce any of the covenants or conditions of this Guaranty or to enforce any right of Landlord hereunder, or should Guarantor institute any suit against Landlord arising out of or in connection with this Guaranty, or should either party institute a suit against the other for a declaration of rights hereunder, or should either party intervene in any suit in which the other is a party to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to the fees of its attorney(s) in the reasonable amount thereof, to be determined by the court and taxed as a part of the costs therein.

     S. The execution of this Guaranty prior to execution of the Lease shall not invalidate this Guaranty or lessen the obligations of Guarantor(s) hereunder.

     T. This Guaranty is made pursuant to, and shall be interpreted and applied in accordance with, the laws of the State of Texas.

     U. This Guaranty shall be irrevocable and shall remain in full force and effect for so long as any obligations may remain in connection with this Lease.

     V. This Guaranty is a guaranty of payment and performance and not merely a guaranty of collection.

     W. Guarantor understands and agrees that this Guaranty is a material factor and inducement to Landlord in entering into the Lease and that absent such Guaranty, Landlord would not have entered into this Lease.

     X. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and the Landlord.

     Y. Guarantor and Landlord waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between Landlord and Guarantor arising out of this Guaranty or any other document or instrument executed in connection herewith or any transaction related to this Guaranty.

         IN WITNESS WHEREOF, the undersigned has executed this Guaranty this 19 day of MARCH, 2004.

                                      WILSON GREATBATCH TECHNOLOGIES, INC.



                                      By:     /s/ Jose E. Almeida
                                      -----------------------------------------
                                      Name: Jose E. Almeida
                                      Title: Executive Vice President and COO

                                      Address:  9645 Wehrle Drive
                                                Clarence, New York  14031

THE STATE OF NEW YORK                     ss.
                                          ss.
COUNTY   OF  ERIE                         ss.



     This instrument was acknowledged before me on March 19, 2004 by Jose E. Almeida, Executive V.P. and Chief Operating Officer of Wilson Greatbatch Technologies, Inc., a Delaware corporation, on behalf of said Corporation.



                           /s/ Leslie M. Brogan

                           ------------------------------------------
                           Notary Public, State of New York

                           Leslie M. Brogan
                           ------------------------------------------
                           Notary's Printed Name
                           My commission expires:  July 25, 2006

                                   ADDENDUM 1

                              BASE RENT ADJUSTMENTS

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED APRIL 22, 2004, BETWEEN

                         TIJUANA MEXICO INVESTMENT I LLC

                                       and

                      WILSON GREATBATCH TECHNOLOGIES, INC.

         Base Rent shall equal the following amounts for the respective periods set forth below:

                  PERIOD                               MONTHLY BASE RENT
                  -------------                        -----------------
                  Months 1-12                          $ 28,160.00


                  Months 12-24                         $ 47,138.13


                  Months 25-36                         $ 48,552.27


                  Months 37-48                         $ 50,008.84


                  Months 49-60                         $ 51,509.11


                  Months 61-72                         $ 53,054.38


                  Months 73-84                         $ 54,646.02


                  Months 85-96                         $ 56,285.40


                  Months 97-108                        $ 57,973.96


                  Months 109-120                       $ 59,713.18

                                   ADDENDUM 2

                                  CONSTRUCTION

                                   ALLOWANCE

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED APRIL 22, 2004, BETWEEN

                         TIJUANA MEXICO INVESTMENT I LLC
                                       and

                      WILSON GREATBATCH TECHNOLOGIES, INC.

                   (a) Landlord agrees to furnish or perform those items of construction and those improvements (the "INITIAL IMPROVEMENTS") specified below:




PHASE I:       i.   12,000 sf of Standard Landlord office build-out
                    (includes bathrooms,
                    locker rooms, and break room)

              ii.   49,500 sf of Production Area (drop ceiling, HVAC)

              iii.  2,500 sf of Warehouse Area

              iv. Installation of a 750 KVA electrical transformer and switchgear

              v.    Provide 500 KVA rights.]

              vi. Provide 30 f.c. of lighting in warehouse with 400 watt metal halide fixtures.

              vii.  Provide 70 f.c. of lighting in production area.

              viii. Install Fire Protection System.

              ix. HVAC space to be air conditioned at a rate of 3 tons/1000 sf



PHASE II:                  To be determined

          Landlord shall pay for the Initial Improvements up to a maximum amount of $416,000, which such amount shall be applied toward the Initial Improvements relative to Phase I construction, and Tenant shall pay for the cost of any and all of the Initial Improvements (Phase I and/or Phase II) in excess of such amount. If the cost of the Initial Improvements is estimated to exceed such amount, such estimated overage shall be paid by Tenant before Landlord begins construction and a final adjusting payment based upon the actual costs of the Initial Improvements shall be made when the Initial Improvements are complete. Landlord may collect a construction management fee, payable by Tenant within 30 days following receipt of Landlord's invoice from time to time throughout the period of construction of the Initial Improvements, which such fee shall be calculated based upon the scope of work of the Initial Improvements as described herein, taking into account costs generally payable for similar services within the market area in which the Project is located. All parties hereby acknowledge that such construction management fee shall not be included as part of the allowance for the Initial Improvements as set forth herein.

                  (b) If Tenant shall desire any changes, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Initial Improvements which Tenant may request and which Landlord may agree to shall be at Tenant's sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order.

                  (c) Landlord shall proceed with and complete the construction of the Initial Improvements in accordance with the construction schedule attached hereto as Exhibit C so long as Tenant executes this Lease no later than March 16, 2004; provided, however, in the event that the Initial Improvements are Substantially Completed by November 5, 2004, Tenant shall pay to Landlord an amount equal to $150,000 within 30 days following the date of Substantial Completion of the Initial Improvements. As soon as such improvements have been Substantially Completed, Landlord shall notify Tenant in writing of the date that the Initial Improvements were Substantially Completed. The Initial Improvements shall be deemed substantially completed ("SUBSTANTIALLY COMPLETED") when, in the opinion of the construction manager (whether an employee or agent of Landlord or a third party construction manager) ("CONSTRUCTION MANAGER"), the Premises are substantially completed except for punch list items which do not prevent in any material way the use of the Premises for the purposes for which they were intended. In the event Tenant, its employees, agents, or contractors cause construction of such improvements to be delayed, the date of Substantial Completion shall be deemed to be the date that, in the opinion of the Construction Manager, Substantial Completion would have occurred if such delays had not taken place. Without limiting the foregoing, Tenant shall be solely responsible for delays caused by Tenant's request for any changes in the plans, Tenant's request for long lead items or Tenant's interference with the construction of the Initial Improvements, and such delays shall not cause a deferral of the Commencement Date beyond what it otherwise would have been. After the Initial Improvements are Substantially Completed, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises. In the event of any dispute as to the Initial Improvements, including the Commencement Date, the certificate of the Construction Manager shall be conclusive absent manifest error.

                  (d) The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of rent by Tenant. Subject to applicable ordinances and building codes governing Tenant's right to occupy or perform in the Premises, Tenant shall be allowed to install its tenant improvements, machinery, equipment, fixtures, or other property on the Premises during the final stages of completion of construction provided that Tenant does not thereby interfere with the completion of construction or cause any labor dispute as a result of such installations, and provided further that Tenant does hereby agree to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations, unless any such loss, damage, liability, death, or personal injury was caused by Landlord's negligence. Any such occupancy or performance in the Premises shall be in accordance with the provisions governing Tenant-Made Alterations and Trade Fixtures in the Lease, and shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such installations and satisfactory payment arrangements with respect to installations permitted hereunder. Delay in putting Tenant in possession of the Premises shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom.

                  (e) Except for incomplete punch list items, Tenant upon Substantial Completion of the Initial Improvements shall have and hold the Premises as the same shall then be without any liability or obligation on the part of Landlord for making any further alterations or improvements of any kind in or about the Premises.

                                   ADDENDUM 3

                            HVAC MAINTENANCE CONTRACT

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED APRIL 22, 2004, BETWEEN

                         TIJUANA MEXICO INVESTMENT I LLC

                                       and

                      WILSON GREATBATCH TECHNOLOGIES, INC.

         Paragraph 11, captioned "TENANT REPAIRS," is revised to include the following:

         Tenant agrees to enter into and maintain through the term of the Lease, a regularly scheduled preventative maintenance/service contract for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The Landlord requires a qualified HVAC contractor perform this work.

       The service contract must become effective within thirty (30) days of occupancy, and a copy of the Service Contract must be provided to Landlord during the same period of time. Service visits should be performed on a quarterly basis. The HVAC contractor that is used to service the equipment is required to provide a faxed copy of all work performed to the Landlord within a 24-hour period after work is completed. If the service provider cannot provide the Landlord with faxed copies within 24 hours, then Tenant will be required to contract with a service provider who can meet the requirement. We suggest that you send the following list to a qualified HVAC contractor to be assured that these items are included in the maintenance contract:

         1.       Adjust belt tension;
         2.       Lubricate all moving parts, as necessary;
         3.       Inspect and adjust all temperature and safety controls;
         4.       Check refrigeration system for leaks and operation;
         5.       Check refrigeration system for moisture;
         6.       Inspect compressor oil level and crank case heaters;
         7.       Check head pressure, suction pressure and oil pressure;
         8.       Inspect air filters and replace when necessary;
         9.       Check space conditions;
         10. Check condensate drains and drain pans and clean, if necessary;
         11.      Inspect and adjust all valves;
         12.      Check and adjust dampers;
         13.      Run machine through complete cycle.

         Landlord will perform the work stated above and will bill back to Tenant.

                                   ADDENDUM 4

                               SIGN SPECIFICATIONS

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED APRIL 22, 2004, BETWEEN

                         TIJUANA MEXICO INVESTMENT I LLC

                                       and

                      WILSON GREATBATCH TECHNOLOGIES, INC.

         Per Paragraph 13, Signage at your project is subject to restrictions as noted below. This is controlled to maintain a consistent overall visual appeal of the building. You may install white vinyl lettering on your front door, or the glass next to the front door, with your company name only. The lettering may not exceed 4" in height. No other storefront graphics are allowed. Alternatively, you may install one exterior sign which meets the standard sign specifications for your building. For Tijuana Industrial Center Building #10, the standard sign specifications are as follows:

                  4' X 12', 1" flange, 4" radius corners, A-46 background with A-88 border and flange

                                   ADDENDUM 5

                               MOVE OUT CONDITIONS

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED APRIL 22, 2004, BETWEEN

                         TIJUANA MEXICO INVESTMENT I LLC

                                       and

                      WILSON GREATBATCH TECHNOLOGIES, INC.

         Per Paragraph 21, Tenant is obligated to check and address prior to move-out of the Premises the following items. Landlord expects to receive the Premises in a well maintained condition, with normal wear and tear of certain areas acceptable. The following list is designed to assist Tenant in the move-out procedures but is not intended to be all inclusive.

1. All lighting is to be placed into good working order both prior and subsequent to tenants occupancy. This includes replacement of bulbs, ballasts, and lenses as needed.

2. All truck doors and dock levelers should be serviced and placed in good operating order. This would include the necessary replacement of any dented truck door panels and adjustment of door tension to insure proper operation. All door panels which are replaced need to be painted to match the Building standard.

3. All structural steel columns in the warehouse and office should be inspected for damage. Repairs of this nature should be pre-approved by the Landlord prior to implementation.

4. Heating/air-conditioning systems should be placed in good working order, including the necessary replacement of any parts to return the unit to a well maintained condition. This includes warehouse heaters and exhaust fans. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition.

5.       All holes in the sheet rock walls should be repaired prior to move-out.

6. The carpets and vinyl tiles should be in a clean condition and should not have any holes or chips in them. Landlord will accept normal wear on these items provided they appear to be in a maintained condition.

7. Facilities should be returned in a clean condition which would include cleaning of the coffee bar, restroom areas, windows, and other portions of the space.

8. The warehouse should be in broom clean condition with all inventory and racking removed. There should be no protrusion of anchors from the warehouse floor and all holes should be appropriately patched. If machinery/equipment is removed, the electrical lines should be properly terminated at the nearest junction box.

9.       All exterior windows with cracks or breakage should be replaced.

10. The Tenant shall provide keys for all locks on the Premises, including front doors, rear doors, and interior doors.

11. Items that have been added by the Tenant and affixed to the Building will remain the property of Landlord, unless agreed otherwise. This would include but is not limited to mini-blinds, air conditioners, electrical, water heaters, cabinets, flooring, etc. Please note that if modifications have been made to the space, such as the addition of office areas, Landlord retains the right to have the Tenant remove these at Tenant's expense.

12. All electrical systems should be left in a safe condition that conforms to code. Bare wires and dangerous installations should be corrected prior to move-out.

13. All plumbing fixtures should be in good working order, including the water heater. Faucets and toilets should not leak.

14.      All dock bumpers must be left in place and well secured.

                                   ADDENDUM 6

                          TWO RENEWAL OPTIONS AT MARKET

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED APRIL 22, 2004, BETWEEN

                         TIJUANA MEXICO INVESTMENT I LLC

                                       and

                      WILSON GREATBATCH TECHNOLOGIES, INC.

     (a) Provided that as of the time of the giving of the First Extension Notice and the Commencement Date of the First Extension Term, (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of 5 years (such additional term is hereinafter called the "FIRST EXTENSION TERM") commencing on the day following the expiration of the Lease Term (hereinafter referred to as the "COMMENCEMENT DATE OF THE FIRST EXTENSION TERM"). Tenant shall give Landlord notice (hereinafter called the "FIRST EXTENSION NOTICE") of its election to extend the term of the Lease Term at least 6 months, but not more than 10 months, prior to the scheduled expiration date of the Lease Term.

     (b) Provided that as of the time of the giving of the Second Extension Notice and the Commencement Date of the Second Extension Term, (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both and provided Tenant has exercised its option for the First Extension Term; then Tenant shall have the right to extend the Lease Term for an additional term of 5 years (such additional term is hereinafter called the "SECOND EXTENSION TERM") commencing on the day following the expiration of the First Extension Term (hereinafter referred to as the "COMMENCEMENT DATE OF THE SECOND EXTENSION TERM"). Tenant shall give Landlord notice (hereinafter called the "SECOND EXTENSION NOTICE") of its election to extend the term of the Lease Term at least 6 months, but not more than 10 months, prior to the scheduled expiration date of the First Extension Term.

     (c) The Base Rent payable by Tenant to Landlord during the First Extension Term shall be the greater of (i) the Base Rent applicable to the last year of the initial Lease term and (ii) the then prevailing market rate for comparable space in the Project and comparable buildings in the vicinity of the Project, taking into account the size of the Lease, the length of the renewal term, market escalations and the credit of Tenant. The Base Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). In the event Landlord and Tenant fail to reach an agreement on such rental rate and execute the Amendment (defined below) at least 4 months prior to the expiration of the Lease, then Tenant's exercise of the renewal option shall be deemed withdrawn and the Lease shall terminate on its original expiration date.

     (d) The Base Rent payable by Tenant to Landlord during the Second Extension Term shall be the greater of (i) the Base Rent applicable to the last year of the First Extension Term and (ii) the then prevailing market rate for comparable space in the Project and comparable buildings in the vicinity of the Project, taking into account the size of the Lease, the length of the renewal term and the credit of Tenant. The Base Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). In the event Landlord and Tenant fail to reach an agreement on such rental rate and execute the Amendment (defined below) at least 4 months prior to the expiration of the Lease, then Tenant's exercise of the renewal option shall be deemed withdrawn and the Lease shall terminate at the end of the First Extension Term.

     (e) The determination of Base Rent does not reduce the Tenant's obligation to pay or reimburse Landlord for operating expenses and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such Operating Expenses and other items with respect to the Premises during the First Extension Term and Second Extension Term without regard to any cap on such expenses set forth in the Lease.

     (f) Except for the Base Rent as determined above, Tenant's occupancy of the Premises during the First Extension Term and the Second Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term or the First Extension Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, renew or extend the Lease.

     (g) If Tenant does not give the First Extension Notice within the period set forth in paragraph (a) above, Tenant's right to extend the Lease Term for the First Extension Term and the Second Extension Term shall automatically terminate. If Tenant does not give the Second Extension Notice within the period set forth in paragraph (b) above, Tenant's right to extend the Lease Term for the Second Extension Term shall automatically terminate. Time is of the essence as to the giving of the First Extension Notice and Second Extension Notice.

     (h) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the First Extension Term or the Second Extension Term. The Premises shall be tendered on the Commencement Date of the First Extension Term and Second Extension Term in "as-is" condition.

     (i) If the Lease is extended for either the First Extension Term or Second Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the "Amendment").

     (j) If Tenant exercises its right to extend the term of the Lease for the First Extension Term or Second Extension Term pursuant to this Addendum, the term "Lease Term" as used in the Lease, shall be construed to include, when practicable, the First Extension Term or Second Extension Term, as applicable, except as provided in (f) above.

                                   ADDENDUM 7

                              RIGHT OF FIRST OFFER

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED APRIL 22, 2004, BETWEEN

                         TIJUANA MEXICO INVESTMENT I LLC

                                       and

                      WILSON GREATBATCH TECHNOLOGIES, INC.

         (a) "OFFERED SPACE" shall mean Tijuana Industrial Center #10, consisting of approximately 40,000 s.f. as more fully described on the attachment Exhibit B.

         (b) Provided that as of the date of the giving of Landlord's Notice,
(x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises originally demised under this Lease and any premises added to the Premises, and (z) no Event of Default or event which but for the passage of time in the giving of notice, or both, would constitute an Event of Default has occurred and is continuing, if at any time during the Lease Term any lease for any portion of the Offered Space shall expire, then Landlord, before offering such Offered Space to anyone, other than the tenant then occupying such space (or its affiliates), shall offer to Tenant the right to include the Offered Space within the Premises on the same terms and conditions upon which Landlord intends to offer the Offered Space for lease.

         (c) Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the "FIRST OFFER NOTICE") which offer shall designate the space being offered and shall specify the terms which Landlord intends to offer with respect to any such Offered Space. Tenant may accept the offer set forth in the First Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called "TENANT'S NOTICE") of such offer within 5 business days after delivery by Landlord of the First Offer Notice to Tenant. Time shall be of the essence with respect to the giving of Tenant's Notice. If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Addendum with respect to the Offered Space designated in the First Offer Notice, Landlord shall be under no further obligation with respect to such space by reason of this Addendum.

         (d) Tenant must accept all Offered Space offered by Landlord at any one time if it desires to accept any of such Offered Space and may not exercise its right with respect to only part of such space. In addition, if Landlord desires to lease more than just the Offered Space to one tenant, Landlord may offer to Tenant pursuant to the terms hereof all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Offered Space.

         (e) If Tenant at any time declines any Offered Space offered by Landlord, Tenant shall be deemed to have irrevocably waived all further rights under this Addendum, and Landlord shall be free to lease the Offered Space to third parties including on terms which may be less favorable to Landlord than those offered to Tenant.

                                   ADDENDUM 8

                STORAGE AND USE OF PERMITTED HAZARDOUS MATERIALS

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED APRIL 22, 2004, BETWEEN

                         TIJUANA MEXICO INVESTMENT I LLC

                                       and

                      WILSON GREATBATCH TECHNOLOGIES, INC.

         1. PERMITTED HAZARDOUS MATERIALS AND USE.

         Tenant has requested Landlord's consent to use the Hazardous Materials listed below in its business at the Premises (the "Permitted Hazardous Materials"). Subject to the conditions set forth herein, Landlord hereby consents to the Use (hereinafter defined) of the Permitted Hazardous Materials. Any Permitted Hazardous Materials on the Premises will be generated, used, received, maintained, treated, stored, or disposed in a manner consistent with good engineering practice and in compliance with all Environmental Requirements.

                  PERMITTED HAZARDOUS MATERIALS (INCLUDING MAXIMUM QUANTITIES):

                  SEE ATTACHED LISTING.

                  The storage, uses or processes involving the Permitted Hazardous Materials (the "Use") are described below.

                  USE [If limited to receiving and storage, so specify]:

                  TENANT SHALL USE THE PERMITTED HAZARDOUS MATERIALS IN ITS NORMAL MANUFACTURING OPERATIONS.

         2. NO CURRENT INVESTIGATION. Tenant represents and warrants that it is not currently subject to an inquiry, regulatory investigation, enforcement order, or any other proceeding regarding the generation, use, treatment, storage, or disposal of a Hazardous Material.

         3. NOTICE AND REPORTING. Tenant immediately shall notify Landlord in writing of any spill, release, discharge, or disposal of any Hazardous Material in, on or under the Premises or the Project. All reporting obligations imposed by Environmental Requirements are strictly the responsibility of Tenant. Tenant shall supply to Landlord within 5 business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to Tenant's use of the Premises.

         4. INDEMNIFICATION. Tenant's indemnity obligation under the Lease with respect to Hazardous Materials shall include indemnification for the liabilities, expenses and other losses described therein as a result of the Use of the Hazardous Materials or the breach of Tenant's obligations or representations set forth above. It is the intent of this provision that Tenant be strictly liable to Landlord as a result of the Use of Hazardous Materials without regard to the fault or negligence of Tenant, Landlord or any third party.

         5. DISPOSAL UPON LEASE TERMINATION. At the expiration or earlier termination of the Lease, Tenant, at its sole cost and expense, shall: (i) remove and dispose off-site any drums, containers, receptacles, structures, or tanks storing or containing Hazardous Materials (or which have stored or contained Hazardous Materials) and the contents thereof; (ii) remove, empty, and purge all underground and above ground storage tank systems, including connected piping, of all vapors, liquids, sludges and residues; and (iii) restore the Premises to its original condition. Such activities shall be performed in compliance with all Environmental Requirements and to the satisfaction of Landlord. Landlord's satisfaction with such activities or the condition of the Premises does not waive, or release Tenant from, any obligations hereunder.

                                    EXHIBIT A

                                    SITE PLAN

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED APRIL 22, 2004, BETWEEN

                         TIJUANA MEXICO INVESTMENT I LLC

                                       and

                      WILSON GREATBATCH TECHNOLOGIES, INC.

                                    EXHIBIT B

                                  OFFERED SPACE

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED APRIL 22, 2004, BETWEEN

                         TIJUANA MEXICO INVESTMENT I LLC

                                       and

                      WILSON GREATBATCH TECHNOLOGIES, INC.

                                    EXHIBIT C

                   INITIAL IMPROVEMENTS CONSTRUCTION SCHEDULE

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED APRIL 22, 2004, BETWEEN

                         TIJUANA MEXICO INVESTMENT I LLC

                                       and

                      WILSON GREATBATCH TECHNOLOGIES, INC.